As filed with the Securities and Exchange Commission on October 12 , 2001

Investment Company Act File No. 811- 10179

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 1	☒
(Check appropriate box or boxes.)

MASTER BASIC VALUE TRUST
(Exact Name Of Registrant As Specified In Charter)

P.O. BOX 9011, PRINCETON, NEW JERSEY 08543-9011
(Address Of Principal Executive Offices)

(800) 637-3863
(Registrant’s Telephone Number, Including Area Code)

TERRY K. GLENN
Master Basic Value Trust
P.O. Box 9011
Princeton, New Jersey 08543-9011
(Name and address of agent for service)

Copies to:

Counsel for the Trust:

Brian M. Kaplowitz, Esq.	Philip L. Kirstein, Esq.
SIDLEY AUSTIN BROWN & WOOD LLP	FUND ASSET MANAGEMENT, L.P.
875 Third Avenue	P.O. Box 9011
New York, New York 10022	Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

        This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

        This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

PART A

October 12, 2001

MASTER BASIC VALUE TRUST

Responses to items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of instruction B of the General Instructions to Form N-1A.

        Master Basic Value Trust (the “Trust”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 30 of the Registration Statement on Form N-1A (Securities Act File No. 2-58521 and Investment Company Act File No. 811-2739) of Merrill Lynch Basic Value Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”) and (b) Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (Securities Act File No. 333-38060 and Investment Company Act File No. 811-09957) of Mercury Basic Value Fund, Inc. (the “Mercury Fund” and, together with the Merrill Lynch Fund, the “Funds”), as amended to date (the “Mercury Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund.

       To date, the Funds invest all of their respective assets in beneficial interests in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

Item 4. —Investment Objective, Principal Investment Strategies, and Related Risks.

    (a)  Investment Objective.

        The Trust’s investment objective is to seek capital appreciation and, secondarily, income. The Trust tries to achieve its investment objective by investing in securities, primarily equities that Fund Asset Management, L.P. (the “Investment Adviser”) believes are undervalued and therefore represent basic investment value.

    (b)  Implementation of Investment Objective.

       The Investment Adviser manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser places particular emphasis on companies with below average price/earnings ratios that may pay above average dividends. The Trust purchases primarily common stocks of U.S. companies in trying to meet its goals. The Investment Adviser may also determine a company is undervalued if its stock price is down because of temporary factors that the Investment Adviser believes the company will recover from.

        The Trust follows a basic contrary opinion, out-of-favor investment style. The Investment Adviser believes that favorable changes in market prices are more likely to occur when:

•	Stocks are out of favor

•	Company earnings are depressed

•	Price/earnings ratios are relatively low

•	Investment expectations are limited

•	There is no general interest in a security or industry

        On the other hand, the Investment Adviser believes that negative developments are more likely to occur when:

•	Investment expectations are generally high

•	Stock prices are advancing or have advanced rapidly

•	Price/earnings ratios have been inflated

•	An industry or security continues to become popular among investors

        In other words, the Investment Adviser believes that stocks with relatively high price/earnings ratios are more vulnerable to price declines from unexpected adverse developments. At the same time, stocks with relatively low price/earnings ratios are more likely to benefit from favorable but generally unanticipated events. Thus, the Trust may invest a large part of its net assets in stocks that have weak research ratings.

        The Fund may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Fund determines that the issuer no longer meets the criteria Fund management has established for the purchase of such securities or if Fund management thinks there is a more attractive investment opportunity in the same category.

        Although it is not a principal strategy, the Trust may also invest up to 25% of its total assets in the securities of foreign companies. The Trust concentrates its foreign exposure on established companies in established countries. Although the Trust may invest in emerging markets or underdeveloped countries from time to time, the Trust does not speculate on such markets or countries. Also as a non-principal strategy, the Trust may lend its securities and may buy securities that are convertible into common stock. The Trust will normally invest a portion of its assets in short-term debt securities, such as commercial paper. As a temporary measure for defensive purposes, the Trust may invest more heavily in these securities, without limitation. The Trust may also increase its investment in these securities when the Investment Adviser is unable to find enough attractive long-term investments, to reduce exposure to equities when management believes it is advisable to do so, or to meet redemptions. Investments in short-term debt securities can be sold easily and have limited risk of loss but earn only limited returns.

    (c)  Risks.

        Set forth below is a summary discussion of the general risks of investing in the Trust. As with any mutual fund, no assurance can be given that the Trust will meet its investment objective, or that the Trust’s performance will be positive over any period of time.

        The Trust’s principal risks are market risk and selection risk.

        MARKET AND SELECTION RISK—Market risk is the risk that the markets in one or more countries in which the Trust invests will go down in value, including the possibility that the market will go down sharply and unpredictably. In particular, the equity securities purchased by the Trust may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. Selection risk is the risk that the securities that the Trust management selects will underperform the markets, the revelant indices or other funds with similar investment objectives and investment strategies.

        The Trust also may be subject, to a lesser extent, to the risks described below.

        FOREIGN MARKET RISK—The Trust may invest in foreign securities, which offer the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. Such investments, however, involve special risks not present in U.S. investments that can increase the chances that the Trust will lose money. For example, the economies of certain foreign markets often do not compare favorably with the United States in respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain of these economies may rely heavily on particular industries or foreign capital and may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, punitive taxes, diplomatic developments, the imposition of economic sanctions, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States. Because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States. Foreign markets may have different clearance and settlement procedures, which may delay settlement of transactions involving foreign securities. The Trust may miss investment opportunities or be unable to sell an investment because of these delays. The risks of investing in foreign securities are generally greater for investments in emerging markets.

        CERTAIN RISKS OF HOLDING TRUST ASSETS OUTSIDE THE UNITED STATES—The Trust generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Trust’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Trust to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Trust can earn on its investments and typically results in a higher operating expense ratio for the Trust than investment companies invested only in the United States.

        EUROPEAN ECONOMIC AND MONETARY UNION (“EMU”)—Certain European countries have entered into the EMU in an effort to, among other things, reduce trade barriers between themselves and eliminate fluctations in their currencies. EMU established a single common European currency (the “euro”), that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) have been redenominated in the euro and are listed, traded and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which the Trust may invest, the Trust could be adversely affected if the transition to the euro, or EMU as a whole, does not proceed as planned or if a participating country withdraws from EMU.

        BORROWING AND LEVERAGE RISK—The Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust’s return. Certain securities that the Trust may buy may create leverage including, for example, options.

Item 6. —Management, Organization, and Capital Structure.

    (a)(1)  Investment Adviser.

        Fund Asset Management, L.P. manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Trust.

        The Trust pays the Investment Adviser a fee at the annual rate of 0.60% of the average daily net assets for the first $100 million; 0.50% of the average daily net assets from $100 million to $200 million; and 0.40% of the average daily net assets above $200 million.

        The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $532 billion in investment company and other portfolio assets under management as of August 2001. This amount includes assets managed for affiliates of the Investment Adviser.

    (a)(2)  Portfolio Manager.

        Kevin Rendino is a Senior Vice President and the Portfolio Manager of the Trust. Mr. Rendino has been a First Vice President of Merrill Lynch Investment Managers, L.P. (“MLIM”) since 1997; and Vice President of MLIM from 1993 to 1997; and Portfolio Manager of MLIM since 1999.

    (b)  Capital Stock.

        The Trust is an open-end management investment company that was organized on May 2, 2000 as a business trust under the laws of the State of Delaware. Beneficial interests in the Trust are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Regulation D under the Securities Act. Investments in the Trust may be made only by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, a Feeder Fund would be entitled to its pro rata share of the assets of the Trust that are available for distribution.

        The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust.

        Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

Item 7. —Shareholder Information.

    (a)  Pricing of Beneficial Interests in the Trust.

        The aggregate net asset value of the Trust is determined once daily Monday through Friday after the close of business on the NYSE on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE or the next determination of net asset value of the Trust.

    (b)  Purchase of Beneficial Interests in the Trust.

        Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

        The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

    (c)  Redemption of Beneficial Interests in the Trust.

        A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day that the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

    (d)  Dividends and Distributions.

    (e)  Tax Consequences.

        Because the Trust intends to operate as a partnership for federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will be taxable on its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, deductions and credits will be made in accordance with the Code.

Item 8. —Distribution Arrangements.

    (a)  Sales Loads.    Not Applicable.

    (b)  12b-1 Fees.    Not Applicable.

    (c)  Multiple Class and Master Feeder Funds.

        The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

        The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

        A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust. As of June 30, 2001, the Trust had net assets of approximately $9.4 billion.

        The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement and Part A of the Mercury Registration Statement under “Master/Feeder Structure.”

PART B

October 12, 2001

MASTER BASIC VALUE TRUST

Item 10.—Cover Page and Table of Contents.

        This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Basic Value Trust (the “Trust”), dated October __, 2001, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of the Trust’s Part A, please call the Trust at 1-888-637-3863, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

        As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 30 of the Registration Statement on Form N-1A (Securities Act File No. 2-58521 and Investment Company Act File No. 811-2739) of Merrill Lynch Basic Value Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”) and (b) Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (Securities Act File No. 333-38060 and Investment Company Act File No. 811-09957) of Mercury Basic Value Fund, Inc. (the “Mercury Fund” and, together with the Merrill Lynch Fund, the “Funds”), as amended to date (the “Mercury Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund. Part B of the Mercury Registration Statement includes the statement of additional information of the Mercury Fund.

        The Trust is part of a “master/feeder” structure. The Funds will invest their respective assets in beneficial interests in the Trust. The Funds will initially be the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

Item 11.—Trust History.

        Information relating to the history of the Trust is incorporated herein by reference from Item 4 of the Trust’s Part A.

Item 12.—Description of the Trust and Its Investments and Risks.

        The following information supplements and should be read conjunction with Item 4 of the Trust’s Part A.

        Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the
Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the section entitled “INVESTMENT OBJECTIVE AND POLICIES” in Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement.

Item 13.—Management of the Trust.

    (a)  Board of Trustees of the Trust.
        The Trustees of the Trust consist of six individuals, five of whom are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same five Trustees who are not interested persons of the Trust similarly comprise the Directors who are not interested persons of the Funds and are sometimes referred to herein as the “non-interested Directors/Trustees.” The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act. Information about the Trustees and executive officers of the Trust, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

    (b)  Management Information.

        TERRY K. GLENN (61)—President and Trustee (1)(2)—Chairman (Americas Region) since 2001, and Executive Vice President of Fund Asset Management, L.P. (the “Investment Adviser”) and its affiliate Merrill Lynch Investment Managers, L.P. (“MLIM”) (which terms as used herein include their corporate predecessors) since 1983; President, Merrill Lynch Mutual Funds since 1999; President of FAM Distributors, Inc. ("FAMD" or the "Distributor") since 1986 and Director thereof since 1991; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of Princeton Administrators, L.P. since 1988; Director of Financial Data Services, Inc. since 1985.

        M. COLYER CRUM (69)—Trustee (2)(3)—104 Westcliff Road, Weston, Massachusetts 02193-1410. James R. Williston Professor of Investment Management Emeritus, Harvard Business School since 1996; James R. Williston Professor of Investment Management, Harvard Business School, from 1971 to 1996; Director of Cambridge Bancorp.

        LAURIE SIMON HODRICK (39)—Trustee (2)(3)—809 Uris Hall, 3022 Broadway, New York, New York 10027. Professor of Finance and Economics, Graduate School of Business, Columbia University since 1998; Associate Professor of Finance and Economics, Graduate School of Business, Columbia University from 1996 to 1998; Associate Professor of Finance, J.L. Kellogg Graduate School of Management, Northwestern University from 1992 to 1996.

        STEPHEN B. SWENSRUD (68)—Trustee (2)(3)—88 Broad Street, 2nd floor, Boston, Massachusetts 02110. Chairman, Fernwood Advisors (investment advisor) since 1996; Principal of Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (manufacturing company) since 1978; Director of International Mobile Communications, Inc. (telecommunications company) since 1998.

        J. THOMAS TOUCHTON (62)—Trustee (2)(3)—Suite 3405, One Tampa City Center, 201 North Franklin Street, Tampa, Florida 33062. Managing Partner of The Witt-Touchton Company and its predecessor, The Witt Co. (a private investment partnership), since 1972; Trustee Emeritus of Washington and Lee University; Director of TECO Energy, Inc. (an electric utility holding company).

        FRED G. WEISS (60)—Trustee (2)(3)—16450 Maddalena Place, Delray Beach, Florida 33446. Managing Director of FGW Associates since 1997; Vice President, Planning Investment, and Development of Warner Lambert Co. from 1979 to 1997; Director of Watson Pharmaceutical, Inc. (a pharmaceutical company) since 2000; Director of the Michael J. Fox Foundation for Parkinson’s Research.

        KEVIN RENDINO (35)—Senior Vice President and Portfolio Manager (1)—First Vice President of MLIM since 1997; Vice President of MLIM from 1993 to 1997; and Portfolio Manager of MLIM since 1999.

        DONALD C. BURKE (41)—Vice President and Treasurer (1)(2)—First Vice President of the Investment Adviser and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Investment Adviser and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

        THOMAS D. JONES , III (36)—Secretary (1)(2)—Director (Legal Advisory) of MLIM since 2000; Vice President of MLIM from 1998 to 2000; Attorney with the Investment Adviser and MLIM since 1992.

(1)	Interested person, as defined in the Investment Company Act, of the Trust and each Fund.
(2)	Such Trustee or officer is a trustee, director or officer of other investment companies for which FAM or MLIM acts as investment adviser or manager.
(3)
Member of each Fund’s and the Trust’s Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors/Trustees.

    (d)  Compensation.

        The Trust pays each non-interested Director/Trustee for service to the Feeder Funds and the Trust, a combined fee of $6,000 per year plus $1,000 per in-person Board meeting attended. The Trust also compensates members of the Audit and Nominating Committee (the “Committee”), which consists of all of the non-interested Directors/Trustees, at the rate of $9,000 per year plus $1,000 per in-person Committee meeting attended. The Chairman of the Committee receives an additional fee of $2,000 per year. The Trust reimburses each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

        The following table sets forth the aggregate compensation earned by the non-interested Directors/Trustees for the 12 months ended June 30, 2001 and the aggregate compensation paid by all registered investment companies advised by the Investment Adviser or its affiliates (“MLIM/FAM advised funds”) for the calendar year ended December 31, 2000.
Name	Position with Fund	Aggregate Compensation from Fund/Trust	Pension or Retirement Benefits Accrued as Part of Fund/Trust Expense	Estimated Annual Benefits upon Retirement	Aggregate Compensation from Fund/Trust and Other MLIM/FAM- Advised Funds(1)
M. Colyer Crum	Director/Trustee	$11,200	None	None	$170,142
Laurie Simon Hodrick	Director/Trustee	$ 9,200	None	None	$156,892
Stephen B. Swensrud	Director/Trustee	$ 8,700	None	None	$289,483
J. Thomas Touchton	Director/Trustee	$ 9,200	None	None	$168,350
Fred G. Weiss	Director/Trustee	$ 9,200	None	None	$156,892

(1)
The Directors/Trustees serve on the boards of MLIM/FAM advised funds as follows: Mr. Crum (26 registered investment companies consisting of 51 portfolios); Ms. Hodrick (26 registered investment companies consisting of 51 portfolios); Mr. Swensrud (43 registered investment companies consisting of 90 portfolios); Mr. Touchton (26 registered investment companies consisting of 51 portfolios); and Mr. Weiss (26 registered investment companies consisting of 51 portfolios.)

    (e)  Sales Loads.    Not Applicable.

Item 14.—Control Persons and Principal Holders of Securities.

        The Merrill Lynch Fund, a Maryland corporation, owns 99.90% of the beneficial interests in the Trust. The Mercury Fund, a Maryland corporation, owns .10% of the beneficial interests in the Trust.

         As of August 31, 2001, the officers and Trustees of the Trust as a group (9 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. and owned no beneficial interests in the Trust.

Item 15.—Investment Advisory and Other Services.

        The following information supplements and should be read in conjunction with Item 4 in the Trust’s Part A.

        Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference from the sub-section entitled “Management and Advisory Arrangements” and from the section entitled “GENERAL INFORMATION” in Part B of the Merrill Lynch Registration Statement and in Part B of the Mercury Registration Statement. The following list identifies the specific sections and sub-sections in Part B of each Fund’s Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement
Item 15(a)	Management and Advisory Arrangements
Item 15(c)	Management and Advisory Arrangements
Item 15(d)	Management and Advisory Arrangements
Item 15(e)	Not Applicable
Item 15(f)	Not Applicable
Item 15(g)	Not Applicable
Item 15(h)	GENERAL INFORMATION

        FAM Distributors, Inc. (“FAMD”), P.O. Box 9011, Princeton, New Jersey 08543-9081, an affiliate of the Investment Adviser, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16.—Brokerage Allocation and Other Practices.

        Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “PORTFOLIO TRANSACTIONS AND BROKERAGE” in Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement.

Item 17.—Capital Stock and Other Securities.

        The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

        The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. No certificates are issued.

        Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18.—Purchase, Redemption and Pricing of Securities.

        The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust’s Part A.

    (a)  Purchase of Beneficial Interests in the Trust.

        The aggregate net asset value of the Trust is determined once daily Monday through Friday after the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        The aggregate net asset value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net aggregate asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of net asset value of the Trust.

        Portfolio securities of the Fund that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price, or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation . Portfolio securites that are traded both in the OTC market and on the stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are stated at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

        Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust’s net asset value. If events materially affecting the value of such securities occur during such periods, then these securities will be valued at their fair value as determined in good faith by the Board of Trustees of the Trust.

        Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

        The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

        A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust’s transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

    (b)  Fund Reorganizations.    Not Applicable.

    (c)  Offering Price.    Not Applicable.

Item 19.—Taxation of the Trust

        Because the Trust intends to qualify as a partnership for federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s net income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

        The Trust’s fiscal year end is June 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

        It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

        The Trust may invest in covered call options. Certain options contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40” gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e., treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

        Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any foreign dollar denominated options that are not section 1256 contracts generally will be treated as ordinary income or loss.

        Certain hedging transactions undertaken by the Trust may result in “straddles” for Federal income tax purposes. The straddle rules contained in Code §1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 the Code, applicable to “conversion transactions” or Section 1259, applicable to “constructive sales,” may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

        The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

        The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Feeder Funds have received a ruling from the Internal Revenue Service that feeder funds that are RIC’s will be treated as owners of their proportionate shares of the Trust’s assets and income for purposes of these tests.

        The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20.—Underwriters.

        The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 21.—Calculation of Performance Data.

        Not Applicable.

Item 22.—Financial Statements.

The audited financial statements of the Trust are incorporated in this Part B by reference to the June 30, 2001 Annual Report of the Merrill Lynch Fund and the June 30, 2001 Annual Report by the Mercury Fund. You may request a copy of the Annual Reports at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

PART C.    OTHER INFORMATION

Item 23.—Exhibits.

Exhibit Number
1	(a)	—	Certificate of Trust. (a)

	(b)	—	Declaration of Trust, dated May 2, 2000. (a)

2		—	By-Laws of the Registrant. (a)

3		—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant. (b)

4		—	Form of Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P. (a)

5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6		—	None.

7		—	Form of Custody Agreement between the Registrant and The Bank of New York. (a)

8	(a)	—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc. (a)

	(b)	—	Form of Subscription Agreement for the acquisition of interests in the Registrant. (a)

	(c)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks. (c)

	(d)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company. (d)

9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10		—	Consent of Deloitte & Touche LLP , independent auditors for the Registrant.

11		—	None.

12	(a)	—	Certificate of Merrill Lynch Basic Value Fund, Inc. (a)

	(b)	—	Certificate of Mercury Basic Value Fund, Inc. (a)

13		—	None.

14		—	None.

15		—	Code of Ethics. (e)

(a)	Previously filed as exhibits to the Registrant's initial Registration Statement on Form N-1A on October 13, 2000.
(b)
Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.

(c)	Incorporated by reference to Exhibit (b ) to the Issuer Tender Offer Statement in Schedule TO of Merrill Lynch Servicer Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(d)
Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.

(e)

Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417) filed on November 22, 2000.

Item 24.—Persons Controlled by or under Common Control with the Trust.

        Merrill Lynch Basic Value Fund, Inc. (the “Merrill Lynch Fund”) owns 99.9% of the beneficial interests in the Registrant.

Item 25. —Indemnification.

        Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

        Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

        Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

        The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

        (c)  there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

        Nothing contained in Section 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

        As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions.
The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.—Business and Other Connections of the Investment Adviser.

        See Item 6 in the Trust’s Part A and Item 15 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Merrill Lynch Registration Statement on Form N-1A and Item 26 in Part C of the Mercury Registration Statement on Form N-1A.

Item 27.—Principal Underwriters.

        (a) FAMD acts as the placement agent for the Registrant, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Senior Floating Rate Trust, Master Small Cap Value Trust and Master U.S. High Yield Trust and as the principal underwriter for each of the following open-end investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Focus Twenty Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury Global Holdings, Inc., Mercury HW Funds, Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Mid Cap Growth Fund, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Premier Growth Fund, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Internet Strategies Fund, Inc., Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Mid Cap Growth Fund, Inc., Merrill Lynch Multi-State Limited Maturity Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Short-Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc. and The S&P 500® Protected Equity Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Mercury Senior Floating Rate Fund, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Terry K. Glenn	President and Director	President and Director
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Michael J. Brady	Vice President	None
William M. Breen	Vice President	None
Donald C. Burke	Vice President	Vice President and Treasurer
James T. Fatseas	Vice President	None
Debra W. Landsman-Yaros	Vice President	None
William Wasel	Vice President	None
Robert Harris	Secretary	None

        (c)  Not Applicable.

Item 28.—Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 29.—Management Services.

        Other than as set forth or incorporated by reference in Item 6 of the Trust’s Part A and Item 13 and Item 15 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.—Undertakings.

        Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 12th day of October, 2001.

MASTER BASIC VALUE TRUST
(Registrant)

By: /s/ Terry K. Glenn
(Terry K. Glenn, President)

INDEX TO EXHIBITS

Exhibit Number	Description
10	—	Consent of Deloitte & Touche LLP , independent auditors for the Registrant.